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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Continental Circuits Corp. 1996 Stock Option Plan of our report dated August 16, 1996, except for Note 9 as to which the date is September 30, 1996, with respect to the consolidated financial statements of Continental Circuits Corp. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended July 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Phoenix, Arizona
August 4, 1997